Exhibit 99.1

HERITAGE BANKSHARES, INC.	1200 East Plume Street
Norfolk, Virginia 23510

FOR IMMEDIATE RELEASE

Press Release

Contact:	John O. Guthrie
Phone:	757-523-2600

Heritage Bankshares, Inc. Updates Timetable for Review of Financial Statements, Completion of Annual and Quarterly Reports

Norfolk, Va.: February 15, 2006 – Heritage Bankshares, Inc. (“Heritage”) (Pinksheets: HBKS) today provided an updated timetable for the review of its financial results and completion of certain annual and quarterly reports.

As previously announced, due to the discovery of certain accounting errors, Heritage is in the process of restating its annual financial statements for the years ended December 31, 2003 and December 31, 2002, as well as its unaudited financial statements for 2004. As a result, Heritage has not yet filed its form 10-KSB for the fiscal year ended December 31, 2004 or its Forms 10-QSB for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005.

Since Heritage’s December 2005 announcement regarding the results of its accounting review, Heritage has continued to work on completing the above filings, which include corrections to numerous supporting tables for prior periods. Because of Heritage’s limited resources and the time required of Heritage’s accounting staff to complete the detail of these filings, to research and resolve any additional items that may come to light, and to maintain normal accounting department operations, Heritage now anticipates that it will complete and file with the Securities and Exchange Commission (“SEC”) its annual report on Form 10-KSB for the fiscal year ended December 31, 2004 by March 31, 2006. The report will include restated annual financial statements for 2003 and 2002.

Heritage will then work to complete the company’s quarterly reports for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005; Heritage currently expects that it will complete and file with the SEC its Forms 10-QSB for the quarters noted above by April 30, 2006. The reports will include restated unaudited quarterly financial information for the corresponding quarters for 2004.

Finally, Heritage currently believes that it will complete and file with the SEC both its Form 10-KSB for the fiscal year ended December 31, 2005 and its Form 10-QSB for the quarter ended March 31, 2006 by May 31, 2006. Accordingly, Heritage anticipates that it will be current in its filings with the SEC by the end of May 2006.

The timelines outlined above reflect Heritage management’s estimates and beliefs based on the status of its financial review and analysis to date. One or more of the timelines could change due to, among other things, adjustments to financial statements required in connection with the final preparation of the company’s applicable annual and quarterly reports. Heritage will provide prompt updates to the extent any modifications to its estimated timelines become necessary.

Heritage is the parent company of Heritage Bank (www.heritagebankva.com). Heritage Bank has four full-service branches in the City of Norfolk, one full-service branch in the City of Virginia Beach and one branch in the City of Chesapeake. Heritage Bank provides a full range of financial services including business, personal and mortgage loans, insurance, and annuities.

Forward Looking Statements

The press release contains statements that constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Heritage’s actual results, performance, achievements, and business strategy to differ materially from those anticipated. Forward looking statements often contain a word such as “expect,” believe,” “estimate” or “anticipate.” For example, our forward-looking statements include statements regarding expectations for on-going review of financial and accounting matters, estimated timelines for our SEC filings and our undertaking to update the estimated timelines as conditions warrant. Factors that could cause such actual results, performance, achievements and business strategy to differ materially from those anticipated include: discovery of further accounting errors, general and local economic conditions, competition, capital requirements of the bank’s announced expansion plans, customer demand for Heritage’s banking products and services, and the risks and uncertainties described in Heritage’s Form 10-KSB filed with the Securities and Exchange Commission. Heritage disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.